                                                                       EXHIBIT D
                                                                       ---------



                   Schedule 3.07(a) of the Loan Purchase Agreement

                    (Purchased Loans and Purchased Loan Documents)


                                     SEE ATTACHED

                                   SCHEDULE 3.07(a)
                                   ----------------


                                   PURCHASED LOANS
                                   ---------------

1. Mortgage loan from Stichting Pensioenfonds voor de Gezondheid, Geestelijke en Maatschappelijke Belangen ("PGGM") to One Ninety One Peachtree Associates ("191") in the principal sum of $145,000,000, evidenced and secured by:

                        (i) Promissory Note from 191 to DIHC Finance Corporation ("DIFCO") in the principal sum of $145,000,000.00, as endorsed to PGGM.

                        (ii) Deed to Secure Debt from 191 to DIFCO, dated February 1, 1988, as amended by First Amendment, dated February 10, 1988, as further amended by Second Amendment, dated April 27, 1988, as assigned by DIFCO to PGGM pursuant to Assignment of Loan Documents, dated March 1, 1993.

                        (iii) Building Loan Agreement, dated February 1, 1988 between DIFCO and 191, as assigned by DIFCO to PGGM pursuant to Assignment of Loan Documents, dated March 1, 1993.

                        (iv) Assignment of Partnership Interest, Security Agreement and Marshalling Agreement between 191, DIFCO and DIHC Peachtree Associates, dated February 1, 1988.

2. Mortgage loan from PGGM to Five Hundred Boylston West Venture ("500") in the principal sum of $153,650,000, evidenced and secured by:

                        (v) "A" Note from 500 to DIHC Finance Corporation in the original principal sum of $153,650,000 as assigned to PGGM pursuant to Assignment of "A" Note and First Mortgage and Security Agreement.

                        (vi) First Mortgage and Security Agreement dated May 29, 1986 from 500 to DIFCO , as assigned from

                                  DIFCO to PGGM pursuant to Assignment of "A"
                                  Note and First Mortgaged and Security
                                  Agreement.

                        (vii) Building Loan Agreement dated May 29, 1986 between DIFCO and 500, as assigned from DIFCO to PGGM pusuant to Assignment of Building Loan Agreement.

                        (viii) First Collateral Assignment of Leases and Rents from 500 to DIFCO, as assigned from DIFCO to PGGM pursuant to Assignment of First Collateral Assignment of Leases and Rents.

                        (ix) UCC-1 Financing Statements naming 500, as debtor and DIFCO, as Secured Party, as assigned by DIFCO to PGGM pursuant to UCC-3.

                        (x) Guaranty by Dutch Institutional Holding Company, Inc. of DIFCO's obligations under the Building Loan Agreement

3. Mortgage Loan from PGGM to Charlotte Office Tower Associates ("Charlotte") in the principal amount of $33,000,000, evidenced and secured by:

                        (xi) Modified and Restated "A" Note dated December 21, 1982 from Charlotte to PGGM in the principal sum of $33,000,000.

                        (xii) "A" Deed of Trust and Security Agreement made by Charlotte, dated October 22, 1980, as modified by "A" Extension, Modification and Spreader Agreement dated December 21, 1982

4. Mortgage loan from PGGM to Charlotte in the principal sum of $8,196,549.27, evidenced and secured by:

                        (xiii) Modified and Restated "B" Note dated December 21, 1982 in the principal sum of $8,196,549.27 from Charlotte to PGGM.

                        (xiv) "B" Deed of Trust and Security Agreement dated October 22, 1980, as modified by "B" Extension,

                                  Modification and Spreader Agreement dated
                                  December 21, 1982.

5. Mortgage loan from PGGM to TransCanal Properties, Inc. ("TCP") in the principal amount of $7,061,864.65, evidenced and secured by:

                        (xv) Amended and Restated Promissory Note from TCP to PGGM in the principal sum of $7,061,864.65.

                        (xvi) Deed of Trust and Security Agreement dated February 3, 1988 from TCP to Real Title Company, Inc., as Trustee for the benefit of DIFCO, as assigned by DIFCO to PGGM by Assignment of Note and Deed of Trust dated March 1, 1988, as modified by Extension and Modification Agreement dated December 31, 1994.


                        (xvii) Assignment of Lessor's Interest in Leases dated as of February 3, 1988 from TCP to DIFCO, as assigned by Assignment dated as of March 1, 1988 from DIFCO to PGGM,

6. Mortgage Loan from PGGM to Canal Center Properties, Inc. ("CCP") in the principal amount of $17,963,440.81, evidenced and secured by:

                        (xviii) Second Amended and Restated Promissory Note made December 31, 1994 from CCP to PGGM in the principal sum of $17,963,440.81.

                        (xix) Construction Deed of Trust and Security Agreement dated as of September 15, 1985 from CCP to Real Title Company, Inc., as Trustee for DIFCO, as assigned by DIFCO to PGGM by Assignment of Construction Note and Construction Deed of Trust dated December 11, 1989, and as amended by Extension and Modification Agreement dated December 31, 1994 between CCP and PGGM.

                        (xx) Assignment of Lessor's Interest in Leases dated as of September 15, 1985 from CCP to DIFCO, as assigned by DIFCO to PGGM pursuant to Assignment dated as of December 11, 1989.

7. Mortgage Loan from PGGM to DIHC Properties I, Inc. ("DIHC I") in the principal amount of $33,310,304.78, evidenced and secured by:

                        (xxi) Amended and Restated Promissory Note made as of November 1, 1994 from DIHC I to PGGM in the principal sum of $33,310,304.78.

                        (xxii) Deed to Secure Debt and Security Agreement dated December 31, 1988 from DIHC I to PGGM.

8. Mortgage Loan from PGGM to Bryce Mountain, Inc. ("Bryce") in the principal amount of $9,001,126.41, evidenced and secured by:

                        (xxiii) Third Amended and Restated Promissory Note dated December 31, 1994 from Bryce to PGGM in the principal sum of $9,001,126.41.

                        (xxiv) Construction Deed of Trust and Security Agreement dated May 1, 1981 from Bryce to Carolyn Musselman and Robert M. Musselman, Trustees for the benefit of DIFCO, as modified by Deed of Appointment of Substitute Trustee dated January 27, 1983, as further amended by Extension and Modification Agreement dated as of February 13, 1986, as assigned by DIFCO to PGGM pursuant to Assignment, dated December 1, 1987, as further amended by Second Extension and Modification Agreement, dated December 1, 1987, and as finally amended by Third Extension and Modification Agreement dated December 31, 1994.

                        (xxv) Collateral Assignment of Leases and Rents dated May 1, 1981 from Bryce to DIFCO, as assigned by DIFCO to PGGM by Assignment, dated December 1, 1987.

9. Mortgage Loan from PGGM to Avenue Associates Limited Partnership ("AALP") in the principal amount of $188,491,750, evidenced and secured by:

                        (xxvi) Promissory Note from AALP to DIFCO in the principal sum of $188,491,750, as assigned by DIFCO to PGGM pursuant to Assignment of Loan Documents, dated November 15, 1992.

                        (xxvii) Deed of Trust and Security Agreement, dated July 15, 1987 from AALP to Michael J. Shea, trustee for DIFCO, as amended by Spreader Agreement to Deed of Trust and Security Agreement and Assignment of Lessor's Interest in Leases recorded June 24, 1988, as further amended by First Amendment to Deed of Trust, recorded October 18, 1988, as further amended by Second Amendment to Deed of Trust, recorded May 23, 1989, as further amended by Third Amendment to Deed of Trust recorded November 29, 1989, and as assigned by DIFCO to PGGM pursuant to Assignment of Loan Documents, dated November 15, 1992.

                        (xxviii) Building Loan Agreement, between AALP and DIFCO, as assigned by DIFCO to PGGM pursuant to Assignment of Loan Documents, dated November 15, 1992.

                        (xxix) Assignment of Lessor's Interest in Leases by AALP to DIFCO, as assigned by DIFCO to PGGM pursuant to Assignment of Loan Documents, dated November 15, 1992.

                        (xxx) Assignment of Borrower's Interest in Construction Contracts by AALP to DIFCO, as assigned by DIFCO to PGGM pursuant to Assignment of Loan Documents, dated November 15, 1992.

10. Loan from PGGM to DIHC Atlanta, Inc. ("Atlanta") in the principal amount of $25,000,000, evidenced and secured by:

                        (xxxi) Promissory Note from Atlanta to DFICO in the principal sum of $25,000,000, dated March 1, 1993, as endorsed to PGGM.

                        (xxxii) Pledge and Security Agreement from Atlanta to DIFCO dated March 1, 1993, as assigned to PGGM.

11. Loan from PGGM to DIHC Peachtree, Inc. ("Peachtree") in the principal amount of $25,000,000, evidenced and secured by:

                        (xxxiii) Promissory Note from Peachtree to DIFCO dated March 1, 1993 in the principal sum of $25,000,000, as endorsed to PGGM.

                        (xxxiv) Pledge and Security Agreement made as of March 1, 1993 from Peachtree to DIFCO, as assigned to PGGM.

12. Loan from PGGM to DIHC Boylston Corp. ("Boylston") in the principal amount of $18,461,283.03, evidenced and secured by:

                        (xxxv) Amended and Restated Promissory Note made as of July 1, 1993 from Boylston to PGGM in the principal sum of $18,461,283.03.

13. Loan from PGGM to DIHC Berkeley Corp. ("Berkeley") in the principal amount of $44,000,000, evidenced and secured by:

                        (xxxvi) Promissory Note from Berkeley to PGGM dated December 31, 1994 in the principal sum of $44,000,000.

                        (xxxvii) Pledge and Security Agreement from Berkeley to PGGM dated December 31, 1994.

14. Loan from PGGM to DIHC Berkeley Back Bay Corp. in the principal amount of $45,080,000.

                        (xxxviii) Promissory Note from DIHC Berkeley Back Bay
                                  Corp. to DIHC Finance Corporation dated as of August 15, 1997 in the principal sum of $45,080,000 (to be assigned to PGGM prior to Closing).

15. Loan from PGGM to DIHC Boylston Back Bay Corp. in the principal amount of $27,327,000.

                        (xxxix) Promissory Note from DIHC Boylston Back Bay Corp. to DIHC Finance Corporation dated as of August 15, 1997 in the principal sum of $27,327,000 (to be assigned to PGGM prior to Closing).